EXHIBIT 11(a)









               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in the Statement of Additional Information in Post- Effective Amendment Number 5 to the Registration Statement (Form N- 1A No. 33-82568) of Neuberger & Berman Equity Assets, and to the incorporation by reference to our reports dated October 3, 1996 on Neuberger & Berman Partners Assets, one of the series comprising Neuberger & Berman Equity Assets, and on Neuberger & Berman Focus Portfolio, Neuberger & Berman Guardian Portfolio and Neuberger & Berman Partners Portfolio, three of the series comprising Equity Managers Trust, included in the 1996 Annual Reports to Shareholders of Neuberger & Berman Partners Assets and Neuberger & Berman Equity Funds.


                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

Boston, Massachusetts
December 26, 1996